Exhibit 99.1

FOR IMMEDIATE RELEASE

Research Solutions Reports Fiscal Second Quarter 2024 Results

Reports 18.3% Revenue Increase and ARR of $15.6 Million

HENDERSON, Nev., February 8, 2024 — Research Solutions, Inc. (NASDAQ: RSSS), a trusted partner providing cloud-based workflow solutions to accelerate research for R&D-driven organizations, reported financial results for its fiscal second quarter ended December 31, 2023.

Fiscal Second Quarter 2024 Summary

•	Total revenue of $10.3 million, an 18.3% increase from the prior-year quarter
•	Platform revenue up 48% to $3.1 million. Annual Recurring Revenue (“ARR”) up 77% to $15.6 million, which includes approximately $4.0 million of B2C recurring revenue and $0.4M of B2B recurring revenue from the Scite, Inc. (“Scite”) acquisition. B2C ARR is broken out on a separate line in the Company’s Financial and Operational Summary Tables and for the purposes of calculating B2C ARR, the value of any monthly recurring subscriptions has been multiplied by twelve (see the Financial and Operational Summary Tables and associated notes below).
•	Gross profit up 31.7% from the prior-year quarter. Total gross margin improved 450 basis points to 43.5%.
•	Net loss of $54,000 or ($0.00) on a per share basis, compared to a net loss of ($256,000) or ($0.01) per share in the prior-year quarter. The quarter’s loss includes $307,000 in expenses related to M&A activities, most of which were legal expenses.
•	Adjusted EBITDA of $318,000 compared to $201,000 in the prior-year quarter. The Adjusted EBITDA result is inclusive of the expenses related to M&A activities noted above. Without these costs, Adjusted EBITDA would have been approximately $625,000.
•	The company closed its acquisition of Scite on December 1, 2023. The quarter’s numbers include approximately one month of activity from Scite.

“Our second quarter results reflect the continued execution of our plan and with the acquisition of Scite our ARR is now approximately $15.6 million. We also experienced continued organic growth across our platform and transaction offerings, with net incremental ARR on the Article Galaxy platform being our best result in the last four quarters” said Roy W. Olivier, President and CEO of Research Solutions. “In addition, we have greatly enhanced the offerings available within our Article Galaxy platform over the past six months with the addition of ResoluteAI and Scite. When combined with our existing products, these acquisitions add multiple new workflow and advanced search and discovery solutions that can be sold to new or existing customers. These new solutions materially increase our Total Addressable Market (“TAM”) and as we further integrate the products together, we will be able to deliver unique value to our customers. Overall, we remain a critical piece of the research process and believe we are well-positioned to expand our user base as macroeconomic conditions improve.”

Fiscal Second Quarter 2024 Results

Total revenue was $10.3 million, an 18% increase from $8.7 million in the year-ago quarter as both platform and transaction revenue increased from the prior-year period.

Platform subscription revenue increased 48% to $3.1 million compared to $2.1 million in the year-ago quarter. The increase was primarily due to the acquisitions of ResoluteAI and Scite, as well as organic growth in the core Article Galaxy platform. The quarter ended with annual recurring revenue of $15.569 million, up 77% year-over-year, including approximately $4.355 million of ARR from Scite (see the company’s definition of annual recurring revenue below).

Transaction revenue was $7.2 million, compared to $6.6 million in the second quarter of fiscal 2023. The increase was primarily due to organic growth, which was also enhanced by higher transaction volumes related to contracts transferred from FIZ Karlsruhe effective on January 1, 2023. The transaction customer count for the quarter was 1,398, compared to 1,223 customers in the prior-year quarter (see the company’s definition of active customer accounts and transactions below).

Total gross margin improved 450 basis points from the prior-year quarter to 43.5%. The increase was primarily driven by the continued revenue mix shift to the higher-margin Platforms business, as well as increased margins in the transactions business.

Total operating expenses were $4.9 million, compared to $3.7 million in the second quarter of 2023. The increase was primarily related to the additional expense base associated with the acquisitions of ResoluteAI and Scite. Additionally, this quarter’s results include $307,000 in expenses related to M&A activities, the vast majority of which were legal expenses.

Net loss in the second quarter was $54,000, or roughly breakeven on a per share basis, compared to a net loss of ($256,000), or ($0.01) per share, in the prior-year quarter. Adjusted EBITDA was $318,000, compared to $201,000 in the year-ago quarter. The Adjusted EBITDA result is inclusive of the $307,000 in M&A activity related costs noted above (see definition and further discussion about the presentation of Adjusted EBITDA, a non-GAAP term, below).

Conference Call

Research Solutions President and CEO Roy W. Olivier and CFO Bill Nurthen will host the conference call, followed by a question and answer period.

Date: Thursday, February 8, 2024

Time: 5:00 p.m. ET (2:00 p.m. PT)

Dial-in number: 1-412-317-5180

Conference ID: 10185927

The conference call will be broadcast live and available for replay until March 8, 2024 by dialing 1-412-317-6671 and using the replay ID 10185927, and via the investor relations section of the company’s website at http://researchsolutions.investorroom.com/.

Fiscal Second Quarter Financial and Operational Summary Tables vs. Prior-Year Quarter

	Quarter Ended December 31,				Fiscal Year Ended December 31,
	2023	2022	Change	% Change	2023	2022	Change	% Change
Revenue:
Platforms	$3,125,584	$2,110,272	$1,015,312	48.1%	$5,725,776	$4,130,239	$1,595,537	38.6%
Transactions	$7,188,158	$6,606,394	581,764	8.8%	$14,648,937	$13,271,070	1,377,867	10.4%
Total Revenue	10,313,742	8,716,666	1,597,076	18.3%	20,374,713	17,401,309	2,973,404	17.1%

Gross Profit:
Platforms	2,639,399	1,857,199	782,200	42.1%	4,856,977	3,646,693	1,210,284	33.2%
Transactions	1,844,403	1,546,628	297,775	19.3%	3,658,391	3,106,382	552,009	17.8%
Total Gross Profit	4,483,802	3,403,827	1,079,975	31.7%	8,515,368	6,753,075	1,762,293	26.1%

Gross profit as a % of revenue:
Platforms	84.4%	88.0%	-3.6%		84.8%	88.3%	-3.5%
Transactions	25.7%	23.4%	2.2%		25.0%	23.4%	1.6%
Total Gross Profit	43.5%	39.0%	4.4%		41.8%	38.8%	3.0%

Operating Expenses:
Sales and marketing	804,927	666,608	138,319	20.7%	1,489,943	1,187,824	302,119	25.4%
Technology and product development	1,336,558	922,132	414,426	44.9%	2,581,137	1,797,422	783,715	43.6%
General and administrative	2,023,848	1,613,664	410,184	25.4%	4,566,717	3,133,088	1,433,629	45.8%
Depreciation and amortization	155,749	6,342	149,407	2355.8%	215,369	12,154	203,215	1672.0%
Stock-based compensation	596,455	608,703	(12,248)	-2.0%	1,188,269	784,064	404,205	51.6%
Foreign currency translation loss	(13,738)	(84,179)	70,441	83.7%	(7,118)	(11,663)	4,545	39.0%
Total Operating Expenses	4,903,799	3,733,270	1,170,529	31.4%	10,034,317	6,902,889	3,131,428	45.4%
Income (loss) from operations	(419,997)	(329,443)	(90,554)	-27.5%	(1,518,949)	(149,814)	(1,369,135)	-913.9%

Other Income (Expenses):
Other income	376,426	74,695	301,731	404.0%	516,737	113,764	402,973	354.2%
Provision for income taxes	(10,057)	(782)	(9,275)	1186.1%	(39,459)	(4,915)	(34,544)	702.8%
Total Other Income (Expenses):	366,369	73,913	292,456	395.7%	477,278	108,849	368,429	338.5%
Net income (loss)	$(53,628)	$(255,530)	201,902	79.0%	$(1,041,671)	$(40,965)	(1,000,706)	-2442.8%

Adjusted EBITDA	$318,469	$201,423	$117,046	58.1%	$(122,429)	$634,741	$(757,170)	NM

	Quarter Ended December 31,				Fiscal Year Ended December 31,
	2023	2022	Change	% Change	2023	2022	Change	% Change
Platforms:
B2B ARR (Annual recurring revenue):
Beginning of Period	$11,020,241	$8,331,770	$2,688,471	32.3%	$9,444,130	$7,922,188	$1,521,942	19.2%
Incremental ARR	594,507	445,207	149,300	33.5%	2,170,618	854,789	1,315,829	153.9%
End of Period	$11,614,748	$8,776,977	$2,837,771	32.3%	$11,614,748	$8,776,977	$2,837,771	32.3%

Deployments:
Beginning of Period	880	756	124	16.4%	835	733	102	13.9%
Incremental Deployments	62	34	28	82.4%	107	57	50	87.7%
End of Period	942	790	152	19.2%	942	790	152	19.2%

ASP (Average sales price):
Beginning of Period	$12,523	$11,021	$1,502	13.6%	$11,310	$10,808	$502	4.6%
End of Period	$12,330	$11,110	$1,220	11.0%	$12,330	$11,110	$1,220	11.0%

B2C ARR (Annual recurring revenue):
Beginning of Period	$-	$-	$-		$-	$-	$-
Incremental ARR	3,954,090	-	3,954,090	NM	3,954,090	-	3,954,090	NM
End of Period	$3,954,090	$-	$3,954,090	NM	$3,954,090	$-	$3,954,090	NM

Total ARR (Annualized recurring revenue):	$15,568,838	$8,776,977	$6,791,861	77.4%	$15,568,838	$8,776,977	$6,791,861	77.4%

Transaction Customers:
Corporate customers	1,065	921	144	15.6%	1,078	922	157	17.0%
Academic customers	333	302	31	10.3%	319	300	19	6.3%
Total customers	1,398	1,223	175	14.3%	1,397	1,222	176	14.4%

Active Customer Accounts, Transactions and Annual Recurring Revenue

The company defines active customer accounts as the sum of the total quantity of customers per month for each month in the period divided by the respective number of months in the period. The quantity of customers per month is defined as customers with at least one transaction during the month.

A transaction is an order for a unit of copyrighted content fulfilled or managed in the Platform.

The company defines annual recurring revenue (“ARR”) as the value of contracted Platform subscription recurring revenue normalized to a one-year period. For B2C ARR, this includes the annualized value of monthly subscriptions, meaning their monthly value multiplied by twelve.

Use of Non-GAAP Measure – Adjusted EBITDA

Research Solutions’ management evaluates and makes operating decisions using various financial metrics. In addition to the company’s GAAP results, management also considers the non-GAAP measure of Adjusted EBITDA. Management believes that this non-GAAP measure provides useful information about the company’s operating results.

The tables below provide a reconciliation of this non-GAAP financial measure with the most directly comparable GAAP financial measure. Adjusted EBITDA is defined as net income (loss), plus interest expense, other income (expense), foreign currency transaction loss, provision for income taxes, depreciation and amortization, stock-based compensation, gain on sale of discontinued operations, and other potential adjustments that may arise. Set forth below is a reconciliation of Adjusted EBITDA to net income (loss):

	Quarter Ended December 31,				Fiscal Year Ended December 31,
	2023	2022	Change	% Change	2023	2022	Change	% Change
Net Income (loss)	$(53,628)	$(255,530)	$201,902	79.0%	$(1,041,671)	$(40,965)	$(1,000,706)	-2442.8%
Add (deduct):							-
Other income (expense)	(376,426)	(74,695)	(301,731)	404.0%	(516,737)	(113,764)	(402,973)	354.2%
Foreign currency translation loss	(13,738)	(84,179)	70,441	83.7%	(7,118)	(11,663)	4,545	39.0%
Provision for income taxes	10,057	782	9,275	1186.1%	39,459	4,915	34,544	702.8%
Depreciation and amortization	155,749	6,342	149,407	2355.8%	215,369	12,154	203,215	1672.0%
Stock-based compensation	596,455	608,703	(12,248)	-2.0%	1,188,269	784,064	404,205	51.6%
Gain on sale of disc. ops.	-	-	-		-	-	-
Adjusted EBITDA	$318,469	$201,423	$117,046	58.1%	$(122,429)	$634,741	$(757,170)	NM

About Research Solutions

Research Solutions, Inc. (NASDAQ: RSSS) provides cloud-based technologies to streamline the process of obtaining, managing, and creating intellectual property. Founded in 2006 as Reprints Desk, the company was a pioneer in developing solutions to serve researchers. Today, more than 70 percent of the top pharmaceutical companies, prestigious universities, and emerging businesses rely on Article Galaxy, the company’s SaaS research platform, to streamline access to the latest scientific research and data with 24/7 customer support. For more information and details, please visit www.researchsolutions.com

Important Cautions Regarding Forward-Looking Statements

Certain statements in this press release may contain “forward-looking statements” regarding future events and our future results. All statements other than statements of historical facts are statements that could be deemed to be forward-looking statements. These statements are based on current expectations, estimates, forecasts, and projections about the markets in which we operate and the beliefs and assumptions of our management. Words such as “expects,” “anticipates,” “targets,” “goals,” “projects”, “intends,” “plans,” “believes,” “seeks,” “estimates,” “endeavors,” “strives,” “may,” or variations of such words, and similar expressions are intended to identify such forward-looking statements. Readers are cautioned that these forward-looking statements are subject to a number of risks, uncertainties and assumptions that are difficult to predict, estimate or verify. Therefore, actual results may differ materially and adversely from those expressed in any forward-looking statements. Such risks and uncertainties include those factors described in the Company’s most recent annual report on Form 10-K, as such may be amended or supplemented by subsequent quarterly reports on Form 10-Q, or other reports filed with the Securities and Exchange Commission. Examples of forward-looking statements in this release include statements regarding enhanced product offerings, additional customers and the Company’s prospects for growth. Readers are cautioned not to place undue reliance on these forward-looking statements. The forward-looking statements are made only as of the date hereof, and the Company undertakes no obligation to publicly release the result of any revisions to these forward-looking statements. For more information, please refer to the Company’s filings with the Securities and Exchange Commission.

Research Solutions, Inc. and Subsidiaries

Consolidated Balance Sheets

	December 31,
	2023	June 30,
	(unaudited)	2023
Assets
Current assets:
Cash and cash equivalents	$2,697,659	$13,545,333
Accounts receivable, net of allowance of $94,991 and $85,015, respectively	7,289,248	6,153,063
Prepaid expenses and other current assets	547,786	400,340
Prepaid royalties	1,081,578	1,202,678
Total current assets	11,616,271	21,301,414

Goodwill (provisional)	16,451,937	—

Other assets:
Property and equipment, net of accumulated depreciation of $905,411 and $881,908, respectively	103,195	70,193
Intangible assets, net of accumulated amortization of $940,234 and $747,355, respectively ($10,806,487 provisional)	11,290,225	462,068
Deposits and other assets	1,060	1,052
Total assets	$39,462,688	$21,834,727

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable and accrued expenses	$8,862,829	$8,079,516
Deferred revenue	7,843,674	6,424,724
Total current liabilities	16,706,503	14,504,240

Long-term liabilities:
Contingent earnout liability	8,792,811	—
Total liabilities	25,499,314	14,504,240

Commitments and contingencies

Stockholders’ equity:
Preferred stock; $0.001 par value; 20,000,000 shares authorized; no shares issued and outstanding	—	—
Common stock; $0.001 par value; 100,000,000 shares authorized; 32,619,598 and 29,487,508 shares issued and outstanding, respectively	32,620	29,487
Additional paid-in capital	37,607,895	29,941,873
Accumulated deficit	(23,564,320)	(22,522,649)
Accumulated other comprehensive loss	(112,821)	(118,224)
Total stockholders’ equity	13,963,374	7,330,487
Total liabilities and stockholders’ equity	$39,462,688	$21,834,727

Research Solutions, Inc. and Subsidiaries

Consolidated Statements of Operations and Other Comprehensive Loss

(Unaudited)

	Three Months Ended		Six Months Ended
	December 31,		December 31,
	2023	2022	2023	2022
Revenue:
Platforms	$3,125,584	$2,110,272	$5,725,776	$4,130,239
Transactions	7,188,158	6,606,394	14,648,937	13,271,070
Total revenue	10,313,742	8,716,666	20,374,713	17,401,309

Cost of revenue:
Platforms	486,185	253,073	868,799	483,546
Transactions	5,343,755	5,059,766	10,990,546	10,164,688
Total cost of revenue	5,829,940	5,312,839	11,859,345	10,648,234
Gross profit	4,483,802	3,403,827	8,515,368	6,753,075

Operating expenses:
Selling, general and administrative	4,748,050	3,726,928	9,818,948	6,890,735
Depreciation and amortization	155,749	6,342	215,369	12,154
Total operating expenses	4,903,799	3,733,270	10,034,317	6,902,889

Loss from operations	(419,997)	(329,443)	(1,518,949)	(149,814)

Other income	376,426	74,695	516,737	113,764

Loss from operations before provision for income taxes	(43,571)	(254,748)	(1,002,212)	(36,050)
Provision for income taxes	(10,057)	(782)	(39,459)	(4,915)

Net loss	(53,628)	(255,530)	(1,041,671)	(40,965)

Other comprehensive income (loss):
Foreign currency translation	6,349	6,524	5,403	1,348
Comprehensive loss	$(47,279)	$(249,006)	$(1,036,268)	$(39,617)

Loss per common share:
Net loss per share, basic and diluted	$-	$(0.01)	$(0.04)	$-
Weighted average common shares outstanding, basic and diluted	28,092,945	26,816,550	27,564,404	26,767,360

Research Solutions, Inc. and Subsidiaries

Consolidated Statements of Cash Flows

(Unaudited)

	Six Months Ended
	December 31,
	2023	2022
Cash flow from operating activities:
Net loss	$(1,041,671)	$(40,965)
Adjustment to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	215,369	12,154
Fair value of vested stock options	61,714	301,737
Fair value of vested restricted common stock	1,105,606	482,327
Fair value of vested unrestricted common stock	—	68,272
Modification cost of accelerated vesting of restricted common stock	20,949	—
Changes in operating assets and liabilities:
Accounts receivable	(681,502)	8,159
Prepaid expenses and other current assets	(67,986)	(67,603)
Prepaid royalties	121,100	805,436
Accounts payable and accrued expenses	81,078	(974,931)
Deferred revenue	(241,545)	428,999
Net cash provided by (used in) operating activities	(426,888)	1,023,585

Cash flow from investing activities:
Purchase of property and equipment	(55,763)	(18,876)
Payment for acquisition of Resolute, net of cash acquired	(2,718,253)	—
Payment for acquisition of Scite, net of cash acquired	(7,305,493)	—
Payment for non-refundable deposit for asset acquisition	—	(297,450)
Net cash used in investing activities	(10,079,509)	(316,326)

Cash flow from financing activities:
Common stock repurchase	(68,748)	(48,729)
Payment of contingent acquisition consideration	(278,195)	—
Net cash used in financing activities	(346,943)	(48,729)

Effect of exchange rate changes	5,666	859
Net increase (decrease) in cash and cash equivalents	(10,847,674)	659,389
Cash and cash equivalents, beginning of period	13,545,333	10,603,175
Cash and cash equivalents, end of period	$2,697,659	$11,262,564

Supplemental disclosures of cash flow information:
Cash paid for income taxes	$39,459	$4,915

Non-cash investing and financing activities:
Contingent consideration accrual on asset acquisition	$36,364	$—

Contact

Steven Hooser or John Beisler

Three Part Advisors

(214) 872-2710

shooser@threepa.com; jbeisler@threepa.com

# # #